Exhibit 10.44

AMENDMENT TO AGREEMENT FOR STRATEGIC ALLIANCE

AND LICENSE AGREEMENT

This Amendment is entered into on March 14, 2003 by and between

MIDAS INTERNATIONAL CORPORATION, 1300 Arlington Heights Road, Itasca, Illinois 60143 hereby represented by Alan D. Feldman, President and Chief Executive Officer (hereinafter “MIDAS”)

and

MAGNETI MARELLI SERVICES S.p.A. C.so Ferrucci 112/A 10100 Torino (Italy) hereby represented by Carlo Bondone, Director and Special Attorney (hereinafter “Marelli”)

WHEREAS:

A.	The parties have signed (or are the successors to the original party of) the Agreement for Strategic Alliance dated October 1, 1998 (“Agreement”) and a License Agreement dated October 30, 1998 (“License Agreement”).

B.	Prior to the date hereof, the entry fees and royalties required to be paid by Marelli to MIDAS under the Agreement and the License Agreement have been subsequently renegotiated according to Attachment A hereto.

C.	The parties have thereafter and recently agreed on the additional modifications to the Agreement and the License Agreement set forth herein.

NOW THEREFORE IT IS AGREED AS FOLLOWS

1.	Capitalized terms not otherwise defined herein shall have the meanings contained in the Agreement and License Agreement, as applicable.

2.	The royalties required to be paid by Marelli to MIDAS under the License Agreement from and after January 1, 2003, are hereby modified by agreement of the parties, and they will be as set forth below:

(a)	Fixed Amounts

2003 = US $ 8,40 MM

2004 = US $ 8,82 MM

2005 = US $ 9,26 MM

2006 = US $ 9,72 MM

2007 = US $ 8,90 MM

(b)	Royalties on Turnover

2008 and beyond = 1,00% of Gross Revenue, until such time as the Marelli business using the MIDAS System achieves annual Gross Revenue of US $650 MM, at which time, starting from the following fiscal year, the royalties on turnover shall be 1,25% of Gross Revenue

3.	With respect to the countries and continents set forth in Attachment B (the “New Countries”) the entry fees otherwise required to be paid by Marelli to MIDAS under Section II, 5.3, of the Agreement are hereby modified by agreement of the parties, and, effective as of the date of this Amendment, they will be eliminated (including those still due under Attachment A hereto). Instead of entry fees, Marelli shall pay to MIDAS, for each new MIDAS shop opened in a New Country after the date of this Amendment (whether a newly-built MIDAS shop, an existing competitor’s shop converted to a MIDAS shop, or otherwise) a new shop opening fee (“Shop Opening Fee”) equal to:

(a)	US $5,000 for each of the first fifty (50) new MIDAS shops opened in each New Country; and

(b)	US $10,000 for each additional new MIDAS shop in excess of fifty (50) opened in each New Country.

With respect to Russia, Great Britain, Ireland and South Africa, the Shop Opening Fee shall be equal to US $10,000 for each new MIDAS shop opened in such country or on such continent.

No Shop Opening Fees are required to be paid by Marelli for Argentina, Turkey, Germany, Morocco and those countries set forth in Annex A to the Agreement.

4.	By completing the payments due to MIDAS under the Agreement and the License Agreement up to and including the date of this Amendment, and subject to Marelli’s payment to MIDAS of the Shop Opening Fees provided under Section 3 above, Marelli will acquire exclusive rights to exploit the MIDAS System in the New Countries without any further obligation to pay New Country entry fees to MIDAS under Section II, 5.3, of the Agreement. Marelli is free to exploit the MIDAS System in the New Countries effective from the date hereof in the manner provided under the Agreement and the License Agreement.

5.	Marelli’s exclusive right to exploit the MIDAS System in each of the New Countries, as contained in Section 4 above, is subject to Marelli submitting to MIDAS, on or before April 30, 2003, a Shop Development Plan reasonably acceptable to MIDAS, which sets forth the number of new MIDAS shops to be opened in each of the New Countries and the timeline for such openings, and meeting such development requirements in accordance with the schedule set forth thereon. Marelli shall have a one (1) year cure period for any failure to meet the Shop Development Plan.

6.	The support contemplated in Section II, 2.1, of the Agreement is intended to be only upon Marelli’s written request to MIDAS.

7.	The support contemplated in Section II, 2.2, of the Agreement will no longer be required to be made available to Marelli, which will arrange for any training on its own care and expenses.

8.	The reports mentioned under Section II, 2.6, of the Agreement will be exchanged by the parties on a semi-annual basis.

9.	The meetings under Section II, 2.5 and 2.7, of the Agreement are intended to be held on a semi-annual basis.

10.	By executing this Amendment, MIDAS is formally notifying Marelli that it does not intend to exercise its right of first option and first refusal under Section II, 5.5, of the Agreement to acquire Marelli’s assets and rights relevant to the MIDAS system in the countries of Poland and Austria. However, any purchaser of those assets and rights must satisfy the requirements set forth in Section II, 5.5, of the Agreement, unless otherwise agreed to in writing by MIDAS, such agreement not to be unreasonably withheld or delayed by MIDAS.

11.	All other terms and conditions of the Agreement and of the License Agreement not expressly modified by this Amendment shall remain unchanged and continue in full force and effect.

Executed in Chicago, Illinois, U.S.A, on March 14, 2003.

MIDAS INTERNATIONAL CORPORATION	MAGNETI MARELLI SERVICES S.p.A.

/s/ Alan D. Feldman	/s/ Carlo Bondone
Alan D. Feldman President and Chief Executive Officer	Carlo Bondone Director and Special Attorney

MIDAS

AMENDMENTS TO THE LICENSE AGREEMENT

dated October 30, 1998

ROYALTIES REVISION

1.	FIXED AMOUNTS

Below are the gross amounts due by Licensee to Licensor for each calendar year in monthly installments

2000	=	$6,50	MM	2004	=	$8,82	MM
2001	=	$7,35	MM	2005	=	$9,26	MM
2002	=	$7,80	MM	2006	=	$9,72	MM
2003	=	$8,40	MM	2007	=	$10,20	MM

2.	ROYALTIES ON TURNOVER

2008	=	2,00%		2009	=	1,25% 1999 Countries

						2,00% Turkey - Argentina - Germany

2010	=	1,25%	1999 Countries + Turkey and Argentina	2011	=	all Countries 1,25%

		2,00%	Germany

3.	NEW COUNTRIES

January 2000	=	Argentina + Turkey	g	entry fee	=	765,425 $ + 523,865	g	12 installments from January 2000

January 2001	=	Germany	g	entry fee	=	6,567,235 $	g	60 installments from January 2001

4.	MOROCCO + CHILE

entry fee	g	to be agreed upon

Royalties	g	1,25%

Attachment B

1.	Africa

2.	Albania

3.	Belarus

4.	Bosnia and Herzegovina

5.	Bulgaria

6.	Croatia

7.	Czech Republic

8.	Denmark

9.	Dominican Republic

10.	Estonia

11.	Finland

12.	F.Y.R.O. Macedonia

13.	Great Britain

14.	Greece

15.	Hungary

16.	Iceland

17.	Ireland

18.	Latvia

19.	Lithuania

20.	Madagascar

21.	Mauritius Island

22.	Moldova

23.	Netherlands

24.	Norway

25.	Romania

26.	Russia

27.	Slovakia

28.	Slovenia

29.	Sweden

30.	Tobago

31.	Trinidad

32.	Ukraine

33.	Yugoslavia

34.	Middle East (excluding Saudi Arabia)

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